UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2005

HEI, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-10078	41-0944876

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (952) 443-2500

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

     On January 12, 2005, HEI, Inc., a Minnesota corporation (the “Company”), entered into an amendment (the “Amendment”) to its Accounts Receivable Agreement, dated May 29, 2003, and previously amended on December 12, 2003, July 1, 2004, December 7, 2004 and December 29, 2004, with Beacon Bank (the “Accounts Receivable Agreement”). The Amendment amends the Accounts Receivable Agreement to increase the borrowing limit from $4.0 million to $5.0 million. A copy of the Amendment is filed herewith as Exhibit 10 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

     The following exhibit is filed as part of this Current Report on Form 8-K.

Item No.	Description
10	Amendment dated January 12, 2005, to Accounts Receivable Agreement, dated May 29, 2003, and previously amended on December 12, 2003, July 1, 2004, December 7, 2004 and December 29, 2004, by and among HEI, Inc. and Beacon Bank.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.
Date: January 13, 2005	By	/s/ Douglas J. Nesbit
Douglas J. Nesbit
Chief Financial Officer, Treasurer, Secretary (Duly Authorized Officer)

Exhibit Index

Item No.	Description
10	Amendment dated January 12, 2005, to Accounts Receivable Agreement, dated May 29, 2003, and previously amended on December 12, 2003, July 1, 2004, December 7, 2004 and December 29, 2004, by and among HEI, Inc. and Beacon Bank.